Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Managers

Intrepid Aviation Group Holdings, LLC:

We consent to the use of our report included herein and to the reference of our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Stamford, Connecticut

May 14, 2015